Exhibit 99.1

CME REALTY COMPLETES NAME CHANGE TO SOUTH BEACH SPIRITS, INC. -
TRADING SYMBOL SBES

Weston, Florida - September 4, 2015 -[GRAPHIC OMITTED] CME Realty, Inc. (OTC
PINK: CMRL) ("CME Realty" or the "Company") is pleased to announce that the Company has received regulatory approval from FINRA for its previously announced name change to South Beach Spirits, Inc. The required corporate action was completed with the Nevada Secretary of State on August 28, 2015.

As a result of the name change, South Beach Spirits, Inc. common shares (CUSIP 83645W106) will begin trading under the new ticker symbol SBES on September 9, 2015.

Kenneth McLeod, President of South Beach Spirits, Inc., commented, "Adopting the South Beach Spirits corporate name is in line with our new focused business strategy and will enable us to build a more identifiable and memorable luxury brand in the alcoholic beverage sector."

ABOUT SOUTH BEACH SPIRITS, INC. (SBES)

South Beach Spirits, Inc. (SBES) is a Florida-based alcoholic beverage development, marketing, and distribution holding company. The Company's principal brand is V Georgio Vodka, an ultra-premium brand of traditional and flavored vodkas. Learn more about V Georgio Vodka at www.vgeorgiovodka.com.

INVESTOR/MEDIA CONTACT:

SOUTH BEACH SPIRITS, INC. - INVESTOR RELATIONS
Email: invest@southbeachspiritsinc.com
Toll-Free: (888) 706-0099

DISCLAIMER/SAFE HARBOR: This South Beach Spirits, Inc. (formerly known as CME Realty, Inc.) news release contains forward-looking statements within the meaning of the Securities Litigation Reform Act. The statements reflect the Company's current views with respect to future events that involve risks and uncertainties. Among others, these risks include failure to meet schedule or performance requirements of the Company's contracts, the Company's ability to raise sufficient development and working capital, the Company's liquidity position, the Company's ability to obtain new contracts, the emergence of competitors with greater financial resources, and the impact of competitive pricing. In the light of these uncertainties, the forward-looking events referred to in this release might not occur as planned or at all.